EXHIBIT 99.1

Valley Bancorp DA Davidson Eighth Annual Financial Service Conference Barry Hulin President and Chief Executive Officer NASDAQ: VLLY

The following discussion could include forward looking statements relating to the company's beliefs and goals. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the company's inability to generate increased earnings assets, sustain credit losses, maintain adequate net interest margin, control fluctuations in operating results, maintain liquidity to fund assets, and retain key personnel. Additional risk factors that could cause material differences are detailed from time to time in the Valley Bancorp's reports and other filings made with the SEC, certain of which are available on the company's Web site, www.valleybancorp.com Forward Looking Statement

Total Assets $407.7 $ 391.1 $ 273.7 $ 186.9 Net Loans $325.7 $299.3 $196.2 $ 133.8 Total Deposits $346.0 $ 332.4 $ 236.2 $ 169.8 Stockholder Equity $43.5 $ 42.0 $ 36.3 $ 16.0 Net Income(1Q 2006) $1.6 $ 5.6 $ 3.2 $ 1.4 Return on Average Equity 15.00% 14.35% 14.61% 9.92% Weighted Average Diluted Shares Outstanding 2,827,881 2,956,188 2,103,924 1,716,744 2005 2004 Valley Bancorp As of... 2003 1st Quarter 2006, 3/31/06

Valley Bank Profile Your Personal Business Bank

Valley Bank Profile Your Personal Business Bank Valley Bank is a community bank located in Southern Nevada. We offer products and services to commercial businesses, real estate developers, the principals and their employees in the Las Vegas Valley and the surrounding areas. We commenced operations on October 8th, 1998, and since that first branch opening, we have expanded to five locations. Two in Las Vegas, two in Henderson, and one in Pahrump to serve Nye County.

Commenced operations in October 1998. The original Valley Bank trailer in Henderson

Additional branches in the making! Five full-service branches: Sahara Stephanie Pahrump Jones Eastern Hills

Our Market Dynamics

•Gaming

Clark County Annual Gross Gaming Revenue Source: The Center for Business and Economic Research University of Nevada, Las Vegas

•Tourism •Convention City

2000 2001 2002 2003 2004 2005 Economic Impact of Conventions 4289 5815 5963 6547 6861 7608 Economic Impact of Conventions (000,000) Source: Las Vegas Convention and Visitors Authority

2000 2001 2002 2003 2004 2005 0.891 0.847 0.84 0.85 0.886 0.892 Occupancy Rate Source: Las Vegas Convention and Visitors Authority

Las Vegas Visitor Volume Source: The Center for Business and Economic Research University of Nevada, Las Vegas

McCarran Passenger Traffic 2000 2001 2002 2003 2004 2005 36866000 35180000 35009000 36266000 41442000 44267000 Source: Clark County Department of Aviation

Clark County Population Source: The Center for Business and Economic Research University of Nevada, Las Vegas

•Expanding Population Base Service expansion in gaming and tourism sectors Growing commercial / industrial base Retirement destination

New Mexico Tennessee Georgia Idaho North Carolina Delaware South Carolina Florida Arizona Nevada -69.6 -45 -39.4 -28.1 -20.6 -20 -17.7 -16.6 -16.1 -12.2 12 15.2 18.1 19.6 22.1 27.2 33.6 56.9 87.4 114.2 Ohio North Dakota Massachusetts Michigan Connecticut New Jersey Illinois Alaska New York D.C. States with Highest & Lowest Net Migration Rates for Population 65 + Source: Clark County Community Growth Task Force Report, April 2005

Basic Earnings $2.00 $1.59 Diluted Earnings 1.90 1.53 Book Value 14.84 12.99 2004 PER SHARE Financial Highlights 2005

Total Assets $391,163 $273,705 Loans Net of Unearned Fees 302,286 198,270 Allowance For Loan Losses 3,022 2,113 Deposits 332,436 236,211 Stockholders' Equity 41,967 36,254 2004 YEAR END Financial Highlights(000) 2005

Q4 '04 Q1 '05 Q2 '05 Q3 '05 Q4 '05 Valley Bank 0.4516 0.4506 0.4692 0.4886 0.4328 Trailing 12-Month Asset Growth Rate Quarterly

2000 2004 2005 Commercial, Industrial and Other Loans 35 19 0.12 Commercial Real Estate Loans 42 45 0.32 Construction, Land & Development Loans 23 36 0.56 Valley Bank's Loan Composition

2000 2001 2002 2003 2004 2005 254000 657000 122000 1399000 3211000 5608000 Net Income

Long Term Goals Return on Assets > 1.50% Minimum Return on Equity 15% Efficiency Ratio < 50% Net Interest Margin of 5.00% Annual growth in assets and loan portfolio of approximately 25% and 20%, respectively, for the next three to five years